Exhibit 4.3

Execution Copy

EVERGREEN RESOURCES, INC.

4.75% SENIOR CONVERTIBLE NOTES
DUE 2021

INDENTURE

Dated as of December 18, 2001

FIRST UNION NATIONAL BANK,

as Trustee

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
Section	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.8; 9.10
	(c)	N.A.
Section	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	13.3
	(c)	13.3
Section	313(a)	9.6
	(b)(1)	N.A.
	(b)(2)	9.6
	(c)	9.6; 13.2
	(d)	9.6
Section	314(a)	6.2; 6.3, 6.4; 13.2
	(b)	N.A.
	(c)(1)	13.4(a)
	(c)(2)	13.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.4(b)
	(f)	N.A.
Section	315(a)	9.1(b)
	(b)	9.5; 13.2
	(c)	9.1(a)
	(d)	9.1(c)
	(e)	8.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
	(c)	13.5
Section	317(a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4

* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**    N.A. means Not Applicable.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Definitions.
Section 1.2	Other Definitions.
Section 1.3	Trust Indenture Act Provisions.
Section 1.4	Rules of Construction.

ARTICLE II

THE SECURITIES

ARTICLE III

REDEMPTION

ARTICLE IV

CONVERSION

ARTICLE V

REPURCHASE OF SECURITIES AT OPTION OF

THE HOLDER ON SPECIFIC DATES

ARTICLE VI

COVENANTS

ARTICLE VII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1	Company May Consolidate, Etc. Only on Certain Terms
Section 7.2	Successor Substituted

ARTICLE VIII

DEFAULT AND REMEDIES

ARTICLE IX

TRUSTEE

ARTICLE X

SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.1	Satisfaction and Discharge of Indenture
Section 10.2	Application of Trust Money
Section 10.3	Repayment To Company
Section 10.4	Reinstatement

ARTICLE XI

AMENDMENTS, SUPPLEMENTS AND WAIVERS

ARTICLE XII

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE IN CONTROL

ARTICLE XIII

MISCELLANEOUS

EXHIBITS

Form of Security

v

THIS INDENTURE dated as of December 18, 2001 is between Evergreen Resources, Inc., a Colorado corporation (the “Company”), and First Union National Bank, a national banking association, as Trustee (the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company’s 4.75% Senior Convertible Notes due 2021.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1      Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar,  Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Board of Directors” means the board of directors of the Company or any authorized committee of the Board of Directors.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

“Closing Price Per Share” means the closing price per share of the Company’s Common Stock determined in accordance with Section 4.6(d) hereof.

“Common Stock” means the common stock of the Company, no par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

“Contingent Interest” has the meaning specified in Section 1 of the form of Security attached hereto as Exhibit A.

“Conversion Period” means the period from and including the 30th Trading Day in a fiscal quarter to, but not including, the 30th Trading Day in the immediately following fiscal quarter.

“Conversion Rate” means the number of shares of Common Stock into which each $1,000 principal amount of Securities is convertible, which is initially $50.00, subject to adjustments as set forth herein.

“Conversion Value” of a Security as of any date means the product of the Sale Price of a share of Common Stock times the number of shares of Common Stock into which the Security could then be converted (assuming that the Security was convertible as of such date).

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 5847 San Felipe, Suite 1050, Houston, Texas 77057, Attention: Corporate Trust Group, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Time” means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

“Final Maturity Date” means December 15, 2021.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indebtedness” means obligations (other than nonrecourse obligations) of, or guaranteed or assumed by, the Company for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Liquidated Damages” has the meaning specified in Section 3(a) of the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date as provided in the Registration Rights Agreement.

“Market Price” as of any date of determination means the average of the Sale Prices of the shares of Common Stock for the five Trading Day period ending on (if the third Business Day prior to the applicable date of determination is a Trading Day, or if not, then on the last Trading Day prior to), the third Business Day prior to the applicable Optional Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such date of determination, of any event described in Section 4.6; subject, however, to the conditions set forth in Section 4.7.

“Maturity” means the date on which the outstanding principal amount, Redemption Price, Optional Repurchase Price or Change in Control Repurchase Price with respect to such Securities becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by acceleration, conversion, call for redemption, exercise of a repurchase right or otherwise.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

             “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

             “Redemption Date” or “redemption date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

             “Redemption Price” or “redemption price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

             “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 18, 2001, between the Company and Bear, Stearns & Co. Inc., First Union Securities, Inc., UBS Warburg LLC, Jefferies & Company, Inc. and Stifel Nicolaus & Company, Incorporated, as initial purchasers.

             “Regular Record Date” for the interest (including Contingent Interest) payable on the Note means June 1 and December 1 (whether or not a Business Day), as applicable, next preceding the corresponding Interest Payment Date.

             “Regulation S” means Regulation S under the Securities Act.

             “Restricted Certificated Security” means a Certificated Security which is a Transfer Restricted Security.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Restricted Security” means a Restricted Certificated Security or a Restricted Global Security.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Sale Price” of the shares of Common Stock on any date means:

                          (1)        the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the shares of Common Stock are traded, or

                          (2)        if the Common Shares are not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 4.75% Senior Convertible Notes due 2021 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

             “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

             “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies, Inc., and its successors.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 13.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means:

(1)     if the applicable Security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

(2)     if that Security is not listed on the New York Stock Exchange, a day on which trades may be made on the

Nasdaq National Market;

(3)     if that Security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National

Market, a day on which the principal U.S. securities exchange on which the Securities are listed is open for business;

or

(4)     if the applicable Security is not so listed, admitted for trading or quoted, any day other than a Saturday or a

Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of a Security on any date of determination means:

(1)     the average of the secondary market bid quotations per Security obtained by the Company for $10,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company;

(2)     if at least three such bids cannot reasonably be obtained by the Company, but two such bids are obtained,

then the average of the two bids shall be used;

(3)     if only one such bid can reasonably be obtained by the Company, this one bid shall be used; or

(4)     if the Company cannot reasonably obtain at least one bid for $10,000,000 principal amount of the

Securities from a nationally recognized securities dealer or in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the

Securities will equal (i) the then-applicable conversion rate of the Securities multiplied by (ii) the Sale

Price of the Company’s Common Stock on such determination date.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Unrestricted Certificated Security” means a Certificated Security that is not a Transfer Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.2      Other Definitions.

Defined in
Term	Section
“Agent Members”	2.1
“Bankruptcy Law”	8.1
“Change in Control”	12.1
“Change in Control Repurchase Date”	12.1
“Change in Control Repurchase Notice”	12.1
“Change in Control Repurchase Price”	12.1
“closing price”	4.6(d)
“Company Notice”	5.5
“Company Notice Date”	5.3
“Company Order”	2.2
“Contingent Payment Regulations”	6.10
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Price”	4.6
“current market price”	4.6(d)
“Custodian”	8.1
“DTC”	2.1
“Depositary”	2.1
“Determination Date”	4.6(c)
“Event of Default”	8.1
“Expiration Date”	4.6(c)
“Expiration Time”	4.6(c)
“Legal Holiday”	13.7
“NNM”	4.5
“Optional Repurchase Date”	5.1
“Optional Repurchase Notice”	5.1
“Optional Repurchase Price”	5.1
“Paying Agent”	2.3
“Primary Registrar”	2.3
“Purchased Shares”	4.6(c)
“QIB”	2.1
“Registrar”	2.3
“Transfer Certificate”	2.12
“Transfer Restricted Security”	2.12
“Triggering Distribution”	4.6(c)
“Unissued Shares”	12.1

Section 1.3      Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

             “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4      Rules of Construction.

Unless the context otherwise requires:

(i)         a term has the meaning assigned to it;

(ii)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)       words in the singular include the plural, and words in the plural include the singular;

(iv)       provisions apply to successive events and transactions;

(v)        the masculine gender includes the feminine and the neuter;

(vi)       references to agreements and other instruments include subsequent amendments thereto; and

(vii)      “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1      Form and Dating

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a)        Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)        Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)        Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.12(a)(1) hereof.

Section 2.2      Execution and Authentication

An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $100,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.7.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 2.3      Registrar, Paying Agent and Conversion Agent

The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, the City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article X).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent (which shall initially be located at 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153, Attention: Corporate Trust Operations), one such office or agency of the Company for each of the aforesaid purposes.

Section 2.4      Paying Agent To Hold Money in Trust

Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest (including Contingent Interest), if any, so becoming due. Subject to Section 5.9, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.5      Securityholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6      Transfer and Exchange

(a)        Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.7, 2.10, 2.12(a)(1), 3.6, 4.2 (last paragraph), 5.11, 11.5 or 12.4.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which an Optional Repurchase Notice or a Change in Control Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)        Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)        Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7      Replacement Securities

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article III, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8      Outstanding Securities

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date, a Change in Control Repurchase Date, an Optional Repurchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest (including Contingent Interest) on Securities (or portions thereof) payable on that date, then on and after that date such Securities (or portions thereof, as the case may be) cease to be outstanding and interest on them ceases to accrue.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.9      Treasury Securities

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10    Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11    Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article IV. Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter cancelled, and may not be reoffered, sold or otherwise transferred.

Section 2.12    Additional Transfer and Exchange Requirements

(a)        Transfer and Exchange of Global Securities.

(1)         Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the

Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)        Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

(x)       to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y)       to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested;

provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(1)       shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

(2)       in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i)         if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(ii)        if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(iii)       if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

(c)        Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(1)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

(2)    if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the

Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)        Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e)        Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x)     to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y)    to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global

Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for

Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1)       shall be duly  endorsed or  accompanied  by a written  instrument of transfer in accordance  with the

Section 2.6;

(2)       in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i)         if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(ii)         if such Restricted Certificated Security is being transferred pursuant to (A) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (B) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (B), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

(3)       in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

(4)        in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(5)       in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

(f)         Legends.

(1)       Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A hereto (each a “Transfer Restricted Security” for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 5 to Exhibit A hereto.

(2)        Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a “restricted security” within the meaning of Rule 144:

(i)       in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(ii)      in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(2); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

(3)        Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(4)        After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(g)        Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.11.

Section 2.13    CUSIP Numbers

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION

Section 3.1      Right to Redeem; Notice to Trustee

The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after December 20, 2006, on at least 20 days and no more than 60 days notice at the redemption prices specified in paragraph 5 of the form of Security attached hereto as Exhibit A, together with accrued interest (including Contingent Interest) up to but not including the Redemption Date; provided that if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose name the Securities are registered at the close of business on the relevant record dates for payment of such interest.

If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee in writing, at the earlier of the time the Company notifies the Holders of such redemption or 45 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the redemption date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

Section 3.2      Selection of Securities to be Redeemed

If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3      Notice of Redemption

At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Primary Registrar’s books.

The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1)         the Redemption Date;

(2)         the Redemption Price;

(3)         the then current Conversion Price;

(4)         the name and address of each Paying Agent and Conversion Agent;

(5)         that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the redemption price;

(6)         that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the second Business Day immediately preceding the redemption date and must satisfy the other requirements in paragraph 8 of the Securities;

(7)         that, unless the Company defaults in making the redemption payment, interest (including Contingent Interest) on Securities called for redemption shall cease accruing on and after the redemption date and the only remaining right of the Holder shall be to receive payment of the redemption price, plus accrued and unpaid interest (including Contingent Interest), if any upon presentation and surrender to a Paying Agent of the Securities; and

(8)         if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

Section 3.4      Effect of Notice of Redemption

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, together with accrued and unpaid interest, if any, except for Securities that are converted in accordance with the provisions of Article IV. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the redemption price, plus accrued interest up to but not including the redemption date; provided if the redemption date is an interest payment date, interest (including Contingent Interest) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record dates for payment of such interest.

Section 3.5      Deposit of Redemption Price

The Company, prior to 11:00 a.m. New York City time, on the Redemption Date, shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (including Contingent Interest) on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article IV or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

Section 3.6      Securities Redeemed in Part

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7      Conversion Arrangement on Call For Redemption

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before

11:00 a.m., New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest (including Contingent Interest) accrued to, but not including, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest (including Contingent Interest), shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus accrued interest to but excluding the relevant redemption date, on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant redemption date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article IV) surrendered by such purchasers for conversion, all as of 11:00 a.m., New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE IV

CONVERSION

Section 4.1      Conversion Privilege

(a)        Subject to and upon compliance with the provisions of this Article, at the option of the Holder, any Security or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

(i)         during any Conversion Period, if the Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of the Conversion Period was more than 110% of the Conversion Price on that thirtieth Trading Day;

(ii)        during the five Trading Day period following any 10 consecutive Trading Day period in which the average of the Trading Prices for the Security for that 10 Trading Day period was less than 105% of the average Conversion Value for the Security during that period;

(iii)      during any period in which the Securities are rated by Moody’s or Standard & Poor’s and the credit rating initially assigned to the Securities by either Moody’s or Standard & Poor’s is reduced by two or more ratings levels; provided, however, that the Company shall have no obligation to have the Securities rated;

(iv)     if the Company has called the Security for redemption, at any time prior to the close of business on the day that is two Business Days prior to the Redemption Date, even if the Securities are not otherwise convertible at that time; or

(v)       upon the occurrence of the corporate transactions specified in clause (b) of this Section 4.1.

The Company shall determine on a daily basis whether the Security shall be convertible as a result of the occurrence of an event specified in clause (i) or clause (ii) above and, if the Security shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Security shall become convertible pursuant to Section 4.1, the Company or, at the Company’s written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 4.2, and the Company shall also publicly announce such information and publish it on the Company’s web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(b)       In addition, in the event that:

(i)        (A) the Company distributes to all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Trading Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, (B) the Company distributes to all holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 10% of the Trading Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution, or (C) a Change in Control occurs, then, in each case, the Security may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of (A) or (B), or within 30 days after the occurrence of the Change in Control, in the case of (C), until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place, in the case of (A)

or (B), or the earlier of 30 days after the Company’s delivery of the Change in Control Repurchase Notice or the date the Company announces that the Change in Control will not take place, in the case of (C), or

(ii)       the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 4.11 hereof, then the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

The Conversion Rate, at any time, shall equal (A) $1,000 divided by the Conversion Price at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

Notwithstanding the foregoing, if such Security is called for redemption pursuant to Article III or submitted or presented for repurchase pursuant to Articles V or XII, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date, Optional Repurchase Date or Change in Control Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the Redemption Price, Optional Repurchase Price or Change in Control Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). If such Security is submitted or presented for purchase pursuant to Article III and is then subsequently withdrawn, such conversion right shall no longer be terminated, and the Holder of such Security may convert such Security pursuant to this Section 4.1. The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article IV.

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered an Optional Repurchase Notice pursuant to Section 5.1 or a Change in Control Repurchase Notice pursuant to Section 12.1(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Optional Repurchase Notice or Change in Control Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Optional Repurchase Date or Change in Control Repurchase Date, as the case may be, in accordance with Sections 5.9 or 12.2, respectively.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article IV.

Section 4.2      Conversion Procedure

To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof called for redemption on a Redemption Date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 4.3      Fractional Shares

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the current market price (determined as set forth in Section 4.6(d)) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

Section 4.4      Taxes on Conversion

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.5      Company to Provide Stock

The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market (“NNM”) or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such

Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.6      Adjustment of Conversion Price

The conversion price as stated in paragraph 8 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a)        In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b)        In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as defined in subsection (d) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c)        In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the current market price per share (as defined in subsection (d) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection (d) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(1)           In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Business Day (the “Determination Date”) immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(c)(1)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day next following the date on which the Triggering Distribution is paid.

(2)           In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(c)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(c)(2).

(3)           For purposes of this Section 4.6(c), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(d)        For the purpose of any computation under subsections (b), (c) and (d) of this Section 4.6, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 4.6. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NNM or, if the Common Stock is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers’ Certificate delivered to the Trustee).

(e)        In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the

Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

Section 4.7      No Adjustment

No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 4.8      Adjustment for Tax Purposes

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

Section 4.9      Notice of Adjustment

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 4.10    Notice of Certain Transactions

In the event that:

(1)        the Company takes any action which would require an adjustment in the Conversion Price;

(2)        the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3)        there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

Section 4.11    Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article IV. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property

(including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 4.12    Trustee’s Disclaimer

The Trustee shall have no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article IV.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

Section 4.13    Voluntary Reduction

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Company and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

ARTICLE V
REPURCHASE OF SECURITIES AT OPTION OF
THE HOLDER ON SPECIFIC DATES

Section 5.1      Optional Put

On December 20, 2006, December 15, 2011 and December 15, 2016 (each, an “Optional Repurchase Date”), each Holder shall have the right, at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 5.3 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Securities to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), at a purchase price equal to 100% of the principal amount of the Security to be repurchased plus accrued and unpaid interest (including

Contingent Interest), if any, on such Optional Repurchase Date (the “Optional Repurchase Price”).

Securities shall be repurchased by the Company pursuant to this Section 5.1 and paragraph 7(a) of the Securities on the Optional Repurchase Date, at the Repurchase Price, at the option of the Holder thereof, upon:

(a)     delivery to the Paying Agent by the Holder of a written notice of purchase (a “Optional Repurchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to an Optional Repurchase Date until the close of business on such Optional Repurchase Date stating:

(1)           the certificate number of the Security which the Holder will deliver to be repurchased,

(2)           the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

(3)           that such Security shall be purchased as of the Optional Repurchase Date pursuant to the terms and conditions specified under the paragraph 7(a) of the Securities and in this Indenture,

(4)           in the event that the Company elects, pursuant to Section 5.2 hereof, to pay the Optional Repurchase Price to be paid as of the Optional Repurchase Date occurring on December 20, 2006, in whole or in part, in shares of Common Stock but such portion of the Optional Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Optional Repurchase Price in shares of Common Stock is not satisfied prior to the close of business on such Optional Repurchase Date, as set forth in Section 5.3 hereof, whether such Holder elects (i) to withdraw such Optional Repurchase Notice as to some or all of the Securities to which such Optional Repurchase Notice relates (stating the principal amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Optional Repurchase Price for all Securities (or portions thereof) to which such Optional Repurchase Price relates, and

(b)     delivery of such Security to the Paying Agent prior to, on or after the Optional Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Optional Repurchase Price therefor; provided, however, that such Optional Repurchase Price shall be so paid pursuant to this Article V only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Optional Repurchase Notice.

If a Holder, in such Holder’s Optional Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 5.9 hereof, fails to indicate such Holder’s choice with respect to the election set forth in clause (4) of Section 5.1(a), such Holder shall be deemed to have elected to receive cash in respect of the Optional Repurchase Price for all Securities subject to the Optional Repurchase Notice in the circumstances set forth in such clause (4).

The Company shall purchase from the Holder thereof, pursuant to this Article V, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Article V shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Optional Repurchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Optional Repurchase Notice contemplated by this Section 5.1 shall have the right to withdraw such Optional Repurchase Notice at any time prior to the close of business on the Optional Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.9.

The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Repurchase Notice or written notice of withdrawal thereof.

Section 5.2      The Company’s Right to Elect Manner of Payment of Optional Repurchase Price on December 20, 2006

The Optional Repurchase Price of Securities on December 20, 2006, in respect of which an Optional Repurchase Notice pursuant to Section 5.1 has been given, or a specified percentage thereof, will be paid by the Company, at the election of the Company, with cash or shares of Common Stock or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 5.2 and 5.3 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 5.5 hereof, whether the Company will purchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Optional Repurchase Price of Securities in respect of which it will pay in cash and shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Article V shall receive the same percentage of cash or shares of Common Stock in payment of the Optional Repurchase Price for such Securities, except (i) as provided in Section 5.4 with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 5.2 or pursuant to Section 5.4 in the event of a failure to satisfy, prior to the close of business on the Optional Repurchase Date, any condition to the payment of the Optional Repurchase Price, in whole or in part, in shares of Common Stock.

At least three Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(1)        the manner of payment selected by the Company,

(2)        the information required by Section 5.5,

(3)        if the Company elects to pay the Optional Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 5.4 have been or will be complied with, and

(4)        whether the Company desires the Trustee to give the Company Notice required by Section 5.5.

Section 5.3      Purchase with Cash

On the Optional Repurchase Date occurring on December 20, 2006, at the option of the Company, the Optional Repurchase Price of Securities in respect of which an Optional Repurchase Notice pursuant to Section 5.1 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Optional Repurchase Price of such Securities.  If the Company elects to purchase Securities on the Optional Repurchase Date, occurring on December 20, 2006 with cash, the Company Notice, as provided in Section 5.5, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Optional Repurchase Date (the “Company Notice Date”).  On the Optional Repurchase Dates occurring on December 15, 2011 and December 15, 2016, the Optional Repurchase Price of the Securities in respect of which an Optional Repurchase Notice pursuant to Section 5.1 has been given must be paid in cash.

Section 5.4      Payment by Issuance of Shares of Common Stock on December 20, 2006

On the Optional Repurchase Date occurring on December 20, 2006 only (but not on the Optional Repurchase Dates occurring on December 15, 2011 and December 15, 2016), at the option of the Company, the Optional Repurchase Price of Securities in respect of which an Optional Repurchase Notice pursuant to Section 5.1 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Optional Repurchase Price of such Securities in cash by (ii) 93% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

The Company will not issue a fractional share of Common Stock in payment of the Optional Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one Security repurchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be repurchased.

If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 5.5, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

The Company’s right to exercise its election to purchase the Securities pursuant to this Article V through the issuance of shares of Common Stock shall be conditioned upon:

(a)           the Company’s not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

(b)           the registration of the shares of Common Stock to be issued in respect of the payment of the Optional Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

(c)           any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(d)           the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Optional Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Optional Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, in the case of such Officer’s Certificate, stating that conditions (a), (b) and (c) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (b) and (c) above have been satisfied.

Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Optional Repurchase Date. The Company may pay the Optional Repurchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Optional Repurchase Date and the Company has elected to repurchase the Securities pursuant to this Article V through the issuance of shares of Common Stock, the Company shall pay, without further notice, the entire Optional Repurchase Price of the Securities of such Holder or Holders in cash.

Section 5.5      Notice of Election

The Company’s notice of election to repurchase with cash or shares of Common Stock or any combination thereof shall be sent to the Holders in the manner provided in the Indenture at the time specified in Section 5.3 or 5.4, as applicable (the “Company Notice”). Such Company Notice shall state the manner of payment elected and shall contain the following information:

In the event the Company has elected to pay the Optional Repurchase Price (or a specified percentage thereof) with shares of Common Stock, the Company Notice shall:

(a)           state that each Holder will receive shares of Common Stock with a Market Price equal to such specified percentage of the Optional Repurchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(b)           set forth the method of calculating the Market Price of the shares of Common Stock; and

(c)           state that because the Market Price of shares of Common Stock will be determined prior to the Optional Repurchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Optional Repurchase Date.

In any case, each Company Notice shall include a form of Optional Repurchase Notice to be completed by a Holder and shall state:

(d)           the Optional Repurchase Price and the Conversion Rate;

(e)           the name and address of the Paying Agent and the Conversion Agent;

(f)            that Securities as to which an Optional Repurchase Notice has been given may be converted pursuant to Article IV hereof only if the applicable Optional Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(g)           that Securities must be surrendered to the Paying Agent to collect payment;

(h)           that the Optional Repurchase Price for any Security as to which an Optional Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Optional Repurchase Date and the time of surrender of such Security as described in (g);

(i)            the procedures the Holder must follow to exercise repurchase rights under this Article V and a brief description of those rights;

(j)            briefly, the conversion rights of the Securities; and

(k)           the procedures for withdrawing an Optional Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Sections 5.1 or 5.9).

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of Securities, the Company will publish such determination at the Company’s web site on the World Wide Web or through such other public medium as the Company may use at that time.

Section 5.6      Covenants of the Company

All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on the principal national securities exchange or over-the-counter or other domestic market on which the shares of Common Stock are then listed or quoted.

Section 5.7      Procedure upon Repurchase

The Company shall deposit cash (in respect of a cash purchase under Section 5.3 or for fractional shares of Common Stock, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 5.10, sufficient to pay the aggregate Optional Repurchase Price of all Securities to be purchased on the applicable Optional Repurchase Date pursuant to this Article V.

As soon as practicable after the Optional Repurchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Optional Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day next following the Optional Repurchase Date. Subject to Section 5.4, no payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Optional Repurchase Date.

Section 5.8      Taxes

If a Holder of a Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 5.9      Effect of Optional Repurchase Notice

Upon receipt by the Paying Agent of the Optional Repurchase Notice, the Holder of the Security in respect of which such Optional Repurchase Notice was given shall (unless such Optional Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Optional Repurchase Price with respect to such Security. Such Optional Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or shares of Common Stock by the Paying Agent, promptly following the later of (x) the Optional Repurchase Date with respect to such Security (provided the conditions in Section

5.1 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.1. Securities in respect of which an Optional Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article IV hereof on or after the date of the delivery of such Optional Repurchase Notice unless such Optional Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

An Optional Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Optional Repurchase Notice at anytime prior to the close of business on the applicable Optional Repurchase Date specifying:

(a)           the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(b)           the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(c)           the principal amount, if any, of such Security which remains subject to the original Optional Repurchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of an Optional Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in an Optional Repurchase Notice pursuant to the terms of Section 5.1(a)(4) or (ii) a conditional withdrawal containing the information set forth in Section 5.1(a)(4) and the immediately preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the immediately preceding paragraph.

There shall be no purchase of any Securities pursuant to this Article V (other than through the issuance of shares of Common Stock in payment of the Optional Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Optional Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Optional Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which an Optional Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Optional Repurchase Price with respect to such Securities) in which case, upon such return, the Optional Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 5.10    Deposit of Optional Repurchase Price

Prior to 11:00 a.m., New York City time, on the Business Day next following the Optional Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or shares of Common Stock, if permitted hereunder, sufficient to pay the aggregate Optional

Repurchase Price of all of the Securities or portions thereof which are to be purchased as of the Optional Repurchase Date.

Section 5.11    Securities Repurchased in Part

Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

Section 5.12    Comply with Securities Laws Upon Purchase of Securities

In connection with any offer to purchase or purchase of Securities under this Article V (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Article V to be exercised in the time and in the manner specified in this Article V.

Section 5.13    Repayment to the Company

The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Optional Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 5.10 exceeds the aggregate Optional Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Optional Repurchase Date, then promptly after the Business Day next following the Optional Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

Section 5.14    Conversion Arrangement on Repurchase

Any Securities required to be repurchased under this Article V, unless surrendered for conversion before the close of business on the Optional Repurchase Date, may be deemed to be purchased from the Holders of such Securities for an amount in cash not less than the Optional Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

ARTICLE VI
COVENANTS

Section 6.1      Payment of Securities

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest (including Contingent Interest) shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest (including Contingent Interest) at the rate borne by the Securities per annum.  All references in this Indenture or the Securities to interest shall be deemed to include Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement.

Payment of the principal of (and premium, if any) and any interest (including Contingent Interest) on the Securities shall be made at the Corporate Trust Office of the Paying Agent specified in Section 2.3 in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.

Section 6.2      SEC Reports

The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.3      Compliance Certificates

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2002), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 6.4      Further Instruments and Acts

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.5      Maintenance of Corporate Existence

Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.6      Rule 144A Information Requirement

Within the period prior to the expiration of the holding period applicable to sales of Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 6.7      Stay, Extension and Usury Laws

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.8      Payment of Liquidated Damages

If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that is payable and (ii) the date on which such Liquidated

Damages are payable. Unless and until a Trust Officer of the Trustee actually receives such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.9      Resale of Certain Securities

During the period of two years after the last date of original issuance of any Securities, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act) to, resell any Securities, or shares of Common Stock issuable upon conversion of the Securities, which constitute “restricted securities” under Rule 144, that are acquired by any of them within the United States or to “U.S. persons” (as defined in Regulation S) except pursuant to an effective registration statement under the Securities Act or an applicable exemption therefrom. The Trustee shall have no responsibility or liability in respect of the Company’s performance of its agreement in the preceding sentence.

Section 6.10    Tax Treatment of Securities

The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Securities. A Holder of Securities may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Evergreen Resources, Inc., 1401 17th Street, Suite 1200, Denver, Colorado 80202, Attention: Chief Financial Officer.

ARTICLE VII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1      Company May Consolidate, Etc. Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)        in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including Contingent Interest) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2)        immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)        the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.2      Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE VIII
DEFAULT AND REMEDIES

Section 8.1      Events of Default

An “Event of Default” shall occur if:

(1)        the Company defaults in the payment of any interest (including Contingent Interest) on any Security when the same becomes due and payable and the default continues for a period of 30 days;

(2)        the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon redemption, on an Optional Repurchase Date, a Change in Control Purchase Date or otherwise);

(3)        the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

(4)        a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries whether such Indebtedness now exists, or is created after the date of this Indenture, which default (a) involves the failure to pay principal of or any premium or interest on such Indebtedness when such Indebtedness becomes due and payable at the stated maturity thereof, and such default shall continue after any applicable grace period or (b) results in the acceleration of such Indebtedness unpaid prior to the stated maturity thereof and, in the case of (a) or (b), the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness so unpaid at its stated maturity or the stated maturity of which has been so accelerated, aggregates $10 million or more;

(5)        failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(6)        the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of its creditors; or

(7)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

(iii)          orders the liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 8.1 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 8.2      Acceleration

If an Event of Default (other than an Event of Default specified in clauses (6) or (7) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clauses (6) or (7) of Section 8.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 8.3      Other Remedies

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 8.4      Waiver of Defaults and Events of Default

Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of or interest on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

Section 8.5      Control By Majority

The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is furnished indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.6      Limitations on Suits

A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest (including Contingent Interest) or for the conversion of the Securities pursuant to Article IV) unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders furnishes to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of indemnity; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 8.7      Rights of Holders to Receive Payment and to Convert

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article IV and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.8      Collection Suit By Trustee

If an Event of Default in the payment of principal or interest (including Contingent Interest) specified in clauses (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest (including Contingent Interest), in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.9      Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10    Priorities

If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 9.7;

Second, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

Section 8.11    Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

ARTICLE IX
TRUSTEE

Section 9.1      Duties of Trustee

(a)               If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)              Except during the continuance of an Event of Default:

(1)           the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c)               The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of subsection (b) of this Section 9.1;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

(d)              No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e)               Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

(f)               The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by applicable law.

Section 9.2      Rights of Trustee

Subject to Section 9.1:

(a)           The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

(c)           The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have furnished to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice from the Company or the Holders of at least 25% of the Securities of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by it to act hereunder.

Section 9.3      Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

Section 9.4      Trustee’s Disclaimer

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Indenture or the Securities other than its certificate of authentication.

Section 9.5      Notice of Default or Events of Default

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security.

Section 9.6      Reports By Trustee To Holders

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company promptly shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 9.7      Compensation and Indemnity

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable, actual disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable, actual compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (6) or (7) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

Section 9.8      Replacement of Trustee

The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1)               the Trustee fails to comply with Section 9.10;

(2)               the Trustee is adjudged a bankrupt or an insolvent;

(3)               a receiver or other public officer takes charge of the Trustee or its property; or

(4)               the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

Section 9.9      Successor Trustee By Merger, Etc

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 9.10    Eligibility; Disqualification

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article IX. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11    Preferential Collection of Claims Against Company

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE X
SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.1    Satisfaction and Discharge of Indenture

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)        either

(i)            all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii)           all such Securities not theretofore delivered to the Trustee for cancellation

(a)       have become due and payable, or

(b)       will become due and payable at the Final Maturity Date within one year, or

(c)       are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (a), (b) or (c) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

(2)        the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)        the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (1)(ii) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, Article IV, Article V, the last paragraph of Section 6.2, this Article X, Article XII and Section 13.5, shall survive until the Securities have been paid in full.

Section 10.2    Application of Trust Money

Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

Section 10.3    Repayment To Company

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors.

Section 10.4    Reinstatement

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE XI

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.1    Without Consent of Holders

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a)        to comply with Sections 4.11 and 7.1;

(b)        to cure any ambiguity, defect or inconsistency;

(c)        to make any other change that does not adversely effect the rights of any Securityholder;

(d)        to comply with the provisions of the TIA; or

(e)        to appoint a successor Trustee.

Section 11.2    With Consent of Holders

The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

(a)        extend the Maturity of the principal of, or interest (including Contingent Interest) on, any Security;

(b)        reduce the principal amount of, or any premium or interest (including Contingent Interest) on, any Security;

(c)        reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)        change the place or currency of payment of principal of, or any premium or interest on, any Security;

(e)        impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)         adversely affect the right of Holders to convert Securities other than as provided in or under Article IV of this Indenture;

(g)        reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a supplement or amendment;

(h)        reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

(i)         modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 11.3    Compliance With Trust Indenture Act

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 11.4    Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a

Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation in writing before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (i) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 11.5    Notation on or Exchange of Securities

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 11.6    Trustee To Sign Amendments, Etc

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article XI if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

ARTICLE XII

Repurchase at the option of Holders Upon a Change In Control

Section 12.1    Change in Control Put

(a)        In the event that a Change in Control shall occur, each Holder shall have the right (a “Change in Control Repurchase Right”), at the Holder’s option, but subject to the provisions of Section 12.1(a) hereof, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 12.3 (provided that no single Securities may be repurchased in part unless the portion of the principal amount of such Securities to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on the date (the “Change in Control Repurchase Date”) that is a Business Day no earlier than 30 days nor later than 60 days after the date of the Company Notice at a purchase price in cash equal to 100% of the principal amount of the Securities to be repurchased (the “Change in Control Repurchase Price”), plus accrued and unpaid interest (including Contingent Interest) to, but excluding, the Change in Control Repurchase Date; provided, however, that installments of interest (including Contingent Interest) on Securities whose Maturity is prior to or on the Change in Control Repurchase Date shall be payable to the Holders of such Securities, registered as such on the relevant regular record date.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1)        any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

(2)        the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

(3)        there shall occur the liquidation or dissolution of the Company.

For the purpose of the definition of “Change in Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner”. The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 12.1, a Change in Control will not be deemed to have occurred if either:

(4)        the closing price (determined in accordance with Section 4.6(d) of this Indenture) of the Common Stock for any five Trading Days within:

(i)         the period of the ten Trading Days immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control resulting solely from a Change in Control under Section 12.1(a)(1); or

(ii)        the period of the ten Trading Days immediately preceding the Change in Control, in the case of a Change in Control resulting from a Change in Control under Section 12.1(a)(2) or (3),

is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

(5)        in the case of a merger or consolidation, all of the consideration excluding cash payments for fractional shares in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the NNM (or which, will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

(b)        Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Repurchase Notice to be completed by the Holder and shall state:

(1)        the date of such Change in Control and, briefly, the events causing such Change in Control;

(2)        the date by which the Change in Control Repurchase Notice pursuant to this Section 12.1 must be given;

(3)        the Change in Control Repurchase Date;

(4)        the Change in Control Repurchase Price;

(5)        briefly, the conversion rights of the Securities;

(6)        the name and address of each Paying Agent and Conversion Agent;

(7)        the Conversion Price and any adjustments thereto;

(8)        that Securities as to which a Change in Control Repurchase Notice has been given may be converted into Common Stock pursuant to Article IV of this Indenture only to the extent that the Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9)        the procedures that the Holder must follow to exercise rights under this Section 12.1;

(10)      the procedures for withdrawing a Change in Control Repurchase Notice, including a form of notice of withdrawal; and

(11)      that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c)        A Holder may exercise its rights specified in subsection (a) of this Section 12.1 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Change in Control Repurchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Repurchase Date.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Repurchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 12.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 12.1 through Section 12.6 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Repurchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.2.

A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 12.2    Effect of Change in Control Repurchase Notice

Upon receipt by any Paying Agent of the Change in Control Repurchase Notice specified in Section 12.1(c), the Holder of the Security in respect of which such Change in Control Repurchase Notice was given shall (unless such Change in Control Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Repurchase Price with respect to such Security. Such Change in Control Repurchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Repurchase Date with respect to such Security (provided the conditions in Section 12.1(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 12.1(c). Securities in respect of which a Change in Control Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Repurchase Notice unless such Change in Control Repurchase Notice has first been validly withdrawn.

A Change in Control Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Repurchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 12.3    Deposit of Change in Control Repurchase Price

On or before 11:00 a.m., New York City time, on the Change in Control Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Repurchase Date. The manner in which the deposit required by this Section 12.3 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Repurchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Repurchase Price of any Security for which a Change in Control Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Repurchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Repurchase Date.

Section 12.4    Securities Purchased in Part

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Repurchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 12.5    Compliance with Securities Laws Upon Purchase of Securities

In connection with any offer to purchase or purchase of Securities under Section 12.1, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 12.1 through 12.6 to be exercised in the time and in the manner specified therein.

Section 12.6    Repayment to the Company

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 12.3 exceeds the aggregate Change in Control Repurchase Price together with interest (including Contingent Interest), if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE XIII

MISCELLANEOUS

Section 13.1    Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 13.2    Notices

Any notice, request or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202
Attention:  Chief Financial Officer

If to the Trustee:

First Union National Bank
5847 San Felipe, Suite 1050
Houston, Texas 77057
Attention:  Corporate Trust Group

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to it at its address shown on the Register kept by the Primary Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3    Communications By Holders With Other Holders

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.4    Certificate and Opinion as to Conditions Precedent

(a)        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)        an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)        an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)        Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)        a statement that the person making such certificate or opinion has read such covenant or condition;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)        a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)        a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.5    Record Date for Vote or Consent of Securityholders

The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 13.6    Rules By Trustee, Paying Agent, Registrar and Conversion Agent

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.7    Legal Holidays

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 13.8    Governing Law

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

Section 13.9    No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10      No Recourse Against Others

All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 13.11      Successors

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12      Multiple Counterparts

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.13      Separability

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14      Table of Contents, Headings, Etc

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written

EVERGREEN RESOURCES, INC.

By:
Name:
Title:

FIRST UNION NATIONAL BANK, as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

 [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE

1  This paragraph should be included only if the Security is a Global Security.

2  These paragraphs to be included only if the Security is a Transfer Restricted Security.

UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (IV) IN THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF SUCH NOTES AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]2

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]

2   This paragraph should be included only if the Security is a Global Security.

EVERGREEN RESOURCES, INC.

CUSIP: 299-900-AA8	R-____________

4.75% SENIOR CONVERTIBLE NOTES DUE 2021

Evergreen Resources, Inc., a Colorado corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to __________________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on December 15, 2021 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].3

Interest Payment Dates:  June 15 and December 15

Regular Record Dates:  June 1 and December 1

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EVERGREEN RESOURCES, INC.

By:
Name:
Title:
Attest:

By:
Name:
Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK, as Trustee

Authorized Signatory

By:

3  This phrase should be included only if the Security is a Global Security.

[FORM OF REVERSE SIDE OF SECURITY]

EVERGREEN RESOURCES, INC.

4.75% SENIOR CONVERTIBLE NOTES DUE 2021

1.          Interest (Including Contingent Interest)

Evergreen Resources, Inc., a Colorado corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 4.75% per annum.  In addition, the Company will pay contingent interest ("Contingent Interest"), subject to the accrual and record date provisions described above, to the holders of Securities during any six-month period from June 15 to December 14 and from December 15 to June 14, as appropriate, commencing with the six-month period beginning June 15, 2002, if the average Trading Price of Securities for the five Trading Days ending on the second Trading Day immediately preceding the beginning of the relevant six-month period equals 120% or more of the principal amount of Securities.  Contingent Interest will accrue on this Security under the conditions specified in the Indenture and in this Note at a rate equal the greater of (i) a per annum rate equal to 5.00% of the Company’s estimated per annum borrowing rate for senior non-convertible fixed rate Indebtedness with a Maturity comparable to this Security and (ii) 0.30% per annum, but in no event may the rate of Contingent Interest exceed a per annum rate of 0.40%.  The Company shall pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 2002.  Interest (including Contingent Interest) on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 18, 2001; provided, however, that if there is not an existing default in the payment of interest (including Contingent Interest) and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest (including Contingent Interest) will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

If any Security is surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Security called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such Security at the close of business on such Regular Record Date shall be entitled to receive the interest (including Contingent Interest) payable on such Security on such Interest Payment Date notwithstanding the conversion thereof.  Any Security surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest (including Contingent Interest) payable on such Interest Payment Date on the Security being surrendered for conversion.  Except as provided in this Security or in the Indenture, no adjustments in respect of payments of interest (including for conversion on any dividend or distributions or interest

(including Contingent Interest)) on any Security surrendered for conversion on any dividend or distributions or interest (including Contingent Interest) on the Common Stock issued upon conversion shall be made upon the conversion of any Security.

All percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Security will be rounded to the nearest cent (with one-half cent being rounded upward.)

2.          Method of Payment

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on June 1 or December 1, as the case may be, next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.          Paying Agent, Registrar And Conversion Agent

Initially, First Union National Bank (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.          Indenture, Limitations

This Security is one of a duly authorized issue of Securities of the Company designated as its 4.75% Senior Convertible Notes due 2021 (the "Securities"), issued under an Indenture dated as of December 18, 2001 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior unsecured obligations of the Company limited to $100,000,000 aggregate principal amount, subject to Section 2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured.

5.          Optional Redemption

The Securities are subject to redemption, at any time on or after December 20, 2006, on at least 20 days and no more than 60 days notice, in whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest (including Contingent Interest) up to but not including the Redemption Date; provided that if the redemption date is an Interest Payment Date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record dates.

6.          Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.          Repurchase of Securities by the Company at Option of Holder

(a) Subject to the terms and conditions of the Indenture and at the option of the Holder, on December 20, 2006, on December 15, 2011 and December 15, 2016, the Company shall become obligated to purchase all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, at a Repurchase Price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest (including Contingent Interest) to, but excluding, December 20, 2006, December 15, 2011 and December 15, 2016, as the case may be.  On December 20, 2006, the Repurchase Price may be paid, at the option of the Company, in cash or by the issuance of shares of Common Stock, or in any combination thereof, in accordance with the Indenture.  On December 15, 2011 and December 15, 2016, the Repurchase Price must be paid in cash only.

(b) In addition, subject to the terms and conditions of the Indenture and at the option of the Holder, following the occurrence of a Change in Control, the Company shall become obligated to purchase all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, on the date that is 45 days after the date of the Company Notice given in connection with such Change in Control at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest (including Contingent Interest) to, but excluding, the Change in Control Repurchase Date.

8.          Conversion

Subject to compliance with the provisions of the Indenture, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at the Conversion Price in effect at the time of conversion under certain circumstances described in the Indenture;

 provided, however, that if the Security is called for redemption or subject to repurchase upon a specific date pursuant to Article V of the Indenture or upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date or the Change in Control Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the redemption payment, Optional Repurchase Price or Change in Control Repurchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased).

The Company will notify Holders of any event triggering the right to convert the Security as specified above in accordance with the Indenture.

A Security in respect of which a Holder has delivered an Optional Repurchase Notice or a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Price is $50.00 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption or subject to repurchase upon a specific date pursuant to Article V of the Indenture or upon a Change in Control on a Redemption Date, Optional Repurchase Date or Change in Control Repurchase Date, as the case may be, during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest (including Contingent Interest) payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

9.          Conversion Arrangement on Call for Redemption

Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

10.        Tax Treatment

The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each beneficial holder of Securities will be deemed to have agreed, for United States  federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Company’s determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities.  A Holder of Securities may obtain the amount of the original issue discount, issue date, yield to maturity, comparable yield and projected payment by submitting a written request for it to the Company at the following address: Evergreen Resources, Inc., 1401 17th Street, Suite 1200, Denver, Colorado 80202, Attention: Chief Financial Officer.

11.        Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.        Persons Deemed Owners

The Holder of a Security may be treated as the owner of it for all purposes.

13.        Unclaimed Money

If money for the payment of principal or interest (including Contingent Interest) remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

14.        Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.        Successor Corporation

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

16.        Defaults and Remedies

Under the Indenture, an Event of Default includes: (i). default for 30 days in payment of any interest (including Contingent Interest) on any Securities; (ii). default in payment of any principal (including, without limitation, any premium, if any) on the Securities when due; (iii). failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Securities; (iv). a default which involves the failure to pay principal of or any premium or interest on Indebtedness of the Company and its Subsidiaries, or which results in the acceleration of such Indebtedness prior to its stated maturity, if such Indebtedness aggregates $10 million or more; (v). failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or any of its Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest (including Contingent Interest)) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.        Trustee Dealings with the Company

First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.        No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19.        Authentication

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20.        Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.        Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Evergreen Resources, Inc., 1401 17th Street, Suite 1200, Denver, Colorado 80202, Attention:  Chief Financial Officer.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

____________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*                         The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantly programs : (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $____________.

If you want the stock certificate made out in another person’s name, fill in the form below:

____________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*                         The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantly programs : (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE UPON A CHANGE IN CONTROL OR ON SPECIFIC DATES

To:       Evergreen Resources, Inc.

To elect to have this Security purchased by the Company pursuant to Article V (Repurchase at Option of Holder on Specific Dates) or Article XII (Repurchase at Option of Holder Upon a Change in Control) of the Indenture, check the applicable box:

☐         Article V (Repurchase at Option of Holder on Specific Dates)
☐         Article XII (Repurchase at Option of Holder Upon a Change in Control)

Date:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

Notice: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES4

The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

4           This schedule should be included only if the security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF TRANSFER RESTRICTED SECURITIES5

Re:        4.75% Senior Convertible Notes due 2021 (the “Securities”) of Evergreen Resources, Inc.

This certificate relates to $_______ principal amount of Securities owned in (check applicable box)

☐  book-entry or  ☐  definitive form by ____________________ (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.6 of the Indenture dated as of December 18, 2001 between Evergreen Resources, Inc. and First Union National Bank (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐  Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐  Such Security is being acquired for the Transferor’s own account, without transfer.

☐  Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐  Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐  Such Security is being transferred outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act.

☐  Such Security is being transferred in the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, will furnish to the Trustee a signed letter containing certain representations and agreements relating to the transfer of such Securities and an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

5           This certificate should only be included if this Security is a Transfer Restricted Security

☐  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:
(Insert Name of Transferor)